AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON JULY 5, 2000

================================================================================
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
      [_] Preliminary Proxy Statement
      [_] Confidential, For Use of the Commission Only (as permitted by Rule
           14a-6 (e) (2))
      [_] Definitive Proxy Statement
      [X] Definitive Additional Materials
      [_] Soliciting Material Under Rule 14a-12


                               DEXTER CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.
--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

      [X] No fee required.
      [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
          0-11.

         1) Title of each class of securities to which transaction applies:



                  -------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:



                  -------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



                  -------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:



                  -------------------------------------------------------------




NY2:\928391/01/54104.0016

         5)       Total fee paid:



                  -------------------------------------------------------------


     [_] Fee paid previously with preliminary materials:


         ----------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)       Amount previously paid:
     2)       Form, Schedule or Registration Statement No.:
     3)       Filing Party:
     4)       Date Filed:


================================================================================

FOR IMMEDIATE RELEASE                       CONTACT:
Tuesday, July 04, 2000                      Edward G. Novotny & Associates, Inc.
                                            (212) 490-2065/2977


                 MAJOR DEXTER SHAREHOLDER ANNOUNCES SUPPORT FOR
                  ISP IN PROXY CONTEST FOR DEXTER CORPORATION


      WAYNE, NJ - International Specialty Products Inc. (NYSE: "ISP") released a letter today from Dexter D. Coffin Jr., a major Dexter Corporation (NYSE: "DEX") shareholder and a descendant of Dexter's founding family, stating the family's intention to vote for ISP's slate of directors and other shareholder proposals at Dexter's July 14th Annual Meeting.

      While Mr. Coffin stated that he was not endorsing ISP's $45 per share tender offer, believing that Dexter could be worth more, Mr. Coffin did express his support for the ISP slate. ISP has publicly committed that its director nominees will seek a superior alternative to the $45 cash per share tender offer, if available. Mr. Coffin indicated that he was also supporting ISP's position because it provided shareholders with, in his words, "a voice in the future of the corporation."

      Mr. Coffin's letter went on to express the hope that Dexter management could develop a "viable plan" to realize shareholder value, one which would presumably include a Life Technologies transaction, before the Annual Meeting.

      Mr. Coffin's family, with 1,290,000 Dexter shares, consisting of almost 6% of the company's outstanding shares, is Dexter's third largest shareholder. ISP and Mario Gabelli's GAMCO Investors are the Dexter's two largest shareholders.

      Commenting on the Coffin letter, Samuel J. Heyman, ISP's Chairman, stated, "We are especially gratified by the support of Mr. Coffin's family. While the Coffins believe that Dexter is worth more than $45 a share, ISP, with an investment in Dexter and Life Technologies valued at $300 million, is highly motivated and committed to the sale of Dexter in its entirety or even piecemeal (provided a transaction for Life Technologies can be developed), subject to shareholder approval, at the highest achievable price."


                                    - MORE -

ADD ONE:  ISP

      International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

                                    * * * * *

      NOTE TO EDITORS: The full text of Mr. Coffin's letter is attached to, and is part of this press release.

      NOTE - We are required to inform you that "no assurance can be given that shareholder value will actually be maximized by our program."

      ISP HAS FILED A FINAL, DEFINITIVE PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE PROXY STATEMENT HAS BEEN MAILED TO ALL OWNERS OF DEXTER COMMON STOCK AS OF THE MAY 15 RECORD DATE AND IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. DEXTER SHAREHOLDERS MAY ALSO OBTAIN THE PROXY STATEMENT FOR FREE FROM INNISFREE M&A INCORPORATED, BY CALLING (888) 750-5834.

      ISP HAS FILED AN OFFER TO PURCHASE AND A LETTER OF TRANSMITTAL WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S OFFER TO PURCHASE ALL OUTSTANDING SHARES OF COMMON STOCK OF DEXTER CORPORATION. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE OFFER. THESE DOCUMENTS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP:\\WWW.SEC.GOV AND MAY BE OBTAINED FOR FREE FROM INNISFREE M&A INCORPORATED, BY CALLING (888) 750-5834.

      This press release may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.

                                    - MORE -

LETTER FROM DEXTER D. COFFIN JR.


           Mr. K. Grahame Walker
           Chairman and CEO
           The Dexter Corporation
           One Elm Street
           Windsor Locks, CT  06096

           Mr. Samuel J. Heyman
           Chairman
           International Specialty Products Inc.
           1361 Alps Road
           Wayne, NJ  07470

           Gentlemen:

           Over the course of the past six months both of you have been kind enough to keep me informed of your positions. I therefore feel that it is only appropriate that I write to you jointly to express my opinions regarding the sale of Dexter and the upcoming annual meeting.

           I agree with Grahame Walker and financial analysts that in whole or part the Dexter Corporation is worth $50 to $55 per share. I also feel that as a shareholder and direct descendent of the founder of the oldest corporation on the NYSE, I have an obligation to the Dexter Corporation and it's owners, the shareholders.

           I believe that ISP's tender offer of $45 per share is unacceptable based on the value of Dexter's traditional businesses' and its investment in Life Technologies. That said, at this time I agree with Mr. Heyman's Proxy solicitation since it gives to the individual Shareholders a voice in the future of the corporation.

           I hope that between now and the annual meeting on July 14th Mr. Walker and his Management team can present a viable plan to realize a fair value for the shareholders or that Dexter and ISP can reach an agreement.

           Sincerely,

           /s/ Dexter D. Coffin Jr.



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